Summit Therapeutics Announces Postponement of
Its Planned Rights Offering

Cambridge, MA, February 9, 2022 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit” or the “Company”) today announced the postponement of its previously announced rights offering to stockholders of record on February 4, 2022.

The Company had previously announced topline results for its Phase III Ri-CoDIFy study evaluating ridinilazole for the treatment of and Sustained Clinical Response (“SCR”) for patients suffering from C. difficile infection (“C. diff. infection” or “CDI”). The Company is continuing to evaluate the underlying data and perform additional analyses, including analyses specific to the microbiome, in order to discuss its complete package with the regulatory authorities, including the Food and Drug Administration, and make decisions about next steps with respect to ridinilazole. In addition, the Company is considering potential business development opportunities to expand its pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities.
The Company has determined, based on its aforementioned status and range of potential alternative next steps, and in light of the Company’s cash balance as of December 31, 2021 of approximately $71 million (unaudited), that it was advisable and in the best interests of stockholders to postpone the rights offering at this time. The Company will continue to evaluate its status with respect to potential next steps, and anticipates setting a new record date and commencing the rights offering in the next several months.

About Summit Therapeutics
The overriding objective of Summit Therapeutics is to create value for patients, hospital caregivers, community-based healthcare providers, and healthcare payers around the world, in addition to our highly valued stakeholders and shareholders. We intend to create value by developing drugs with high therapeutic efficacy – intending to cure the cause and related effects of the patient's condition in need with minimal patient trauma over time. Summit Therapeutics, supported by BARDA, CARB-X, and Wellcome Trust funding, intends to be the leader in patient-friendly and paradigm-shifting treatments for significant unmet medical needs, including infectious diseases. Our new era, novel mechanism pipeline product candidates are designed with the goal to become the patient-friendly, new-era standard of care, and are designed to work in harmony with the human microbiome. Currently, Summit’s lead product candidate, ridinilazole, is a novel, first-in-class drug engaged in a global Phase III trial program. Commercialization of ridinilazole is subject to regulatory approvals. SMT-738, the second candidate within Summit’s portfolio, is currently in the IND-enabling phase for the treatment of multidrug resistant infections, specifically those caused by carbapenem-resistant Enterobacteriaceae (CRE).

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.
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